SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 31, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 below and incorporated by reference herein.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On March 31, 2005, Security Capital Corporation (the “Company”) announced that, on that day, its majority-owned subsidiary, Octagon Risk Services, Inc. (“Octagon”), completed its previously announced acquisition of all of the outstanding shares of capital stock of Managed Care Holdings Corporation (“Managed Care Holdings”) from Continental Casualty Company (“Continental”) for $16,000,000 in cash.  Such acquisition was consummated pursuant to the terms of a Stock Purchase Agreement, dated March 17, 2005 (the “Stock Purchase Agreement”), between Octagon and Continental. The terms of the Stock Purchase Agreement were established through arm’s-length negotiation between Octagon and Continental.  The purchase price is subject to adjustment based upon the working capital of Caronia Corp. (“Caronia”), a wholly-owned subsidiary of Managed Care Holdings, as of the closing date.

Caronia provides third-party claims and risk management services to hospitals and healthcare systems, physician and paraprofessional groups, nursing homes, rehabilitation centers and clinics.  Its business is based in Melville, New York and services clients through 40 locations nationwide.  After the consummation of the transaction, Managed Care Holdings and Caronia will become part of the employer cost containment and health services business operated by WC Holdings, Inc., a majority-owned subsidiary of the Company.

The funds necessary to consummate the acquisition were provided by JPMorgan Chase Bank, N.A. (as successor by merger to Bank One, N.A., the “Lender”) pursuant to the term loan under the Amended Loan Agreement (as defined herein).  A description of the Amended Loan Agreement is included in Item 2.03 below and incorporated by reference herein.

On March 31, 2005, the Company issued a press release announcing the consummation of the acquisition of Managed Care Holdings and Caronia.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2005, Caronia, Managed Care Holdings, KRAMMCO, Inc., Integrated Claim Strategies, Inc. (collectively, the “Additional Borrowers”), the Original Borrowers (as defined herein), WC Holdings, Inc. (as successor by merger to Health Power, Inc., now known as WC Holdings, Inc.) (WC Holdings, Inc., the Additional Borrowers and the Original Borrowers, collectively, the “Borrowers”) entered into a Second Amended and Restated Loan Agreement, dated as of March 31, 2005 (the “Amended Loan Agreement”), with the Lender, which amends and restates the Amended and Restated Loan Agreement, dated as of October 3, 2003 (the “Original Loan Agreement”), among Health Power, Inc., CompManagement, Inc., CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., CMI Management Company, CompManagement of Virginia, Inc., CompManagement Disability Services Company, CMI Barron Risk Management Services, Inc. and Octagon (collectively, the “Original Borrowers”), WC Holdings, Inc., as guarantor, and Bank One, N.A., as lender.  WC Holdings, Inc. is a majority owned subsidiary of the Company, and each of the Original Borrowers, KRAMMCO, Inc. and Integrated Claim Strategies, Inc. is a direct or an indirect wholly-owned subsidiary of WC Holdings, Inc.  Managed Care

Holdings and Caronia became indirect wholly-owned subsidiaries of WC Holdings, Inc., as of March 31, 2005.

The Amended Loan Agreement amends the Original Loan Agreement to, among other things: (i) evidence the Lender’s consent to the transactions contemplated by the Stock Purchase Agreement; (ii) make the Additional Borrowers parties to the loan documents; (iii) increase the principal amount of the term loan under the Original Loan Agreement to $40,500,000; (iv) extend the respective maturity dates of the original revolving credit note and the original term note under the Original Loan Agreement; and (v) provide additional security for the loans made pursuant to the loan documents.

The Amended Loan Agreement increases the principal amount of the term loan under the Original Agreement from $31,479,167 to $40,500,000 (the“Term Loan”).  As of March 31, 2005, the aggregate principal amount outstanding under the Term Loan was $23,543,169.  On the closing of the financing pursuant to the Amended Loan Agreement, the Borrowers borrowed the entire amount under the Term Loan, which is evidenced by an amended and restated promissory note, dated March 31, 2005 (the “Term Note”).  The Term Note will be due and payable in full on or before March 31, 2010, rather than September 3, 2008, as provided in the Original Loan Agreement.  The unpaid principal balance of the Term Note bears interest at the Lender’s prime rate (the “Prime Rate Loans”), or at the Adjusted Eurodollar Rate (as defined in the Amended Loan Agreement) plus 2.5% (the “Eurodollar Loans”), at the Borrower’s option.  Interest on the Prime Rate Loans is payable on a monthly basis, while interest on Eurodollar Loans is payable in accordance with the terms of the applicable Eurodollar Loan, as provided in the Amended Loan Agreement.  Principal payments on the Term Note are to be made in 60 monthly installments of $675,000 each beginning on May 1, 2005.  An additional payment equal to  any unpaid interest is due and payable on March 31, 2010.  The outstanding principal balance of the Term Note may be prepaid in whole or in part at any time, without penalty, subject to certain limitations.

Pursuant to the Amended Loan Agreement, the Lender will make the revolving credit commitment in the maximum amount of $8,000,000 available in whole or in part until March 31, 2007, rather than until September 30, 2005, as provided in the Original Loan Agreement.  The revolving credit commitment is evidenced by an amended and restated promissory note, dated as of March 31, 2005 (the “Revolving Credit Note”), and the Borrowers may borrow all or a portion of the revolving credit commitment at (i) a rate of interest equal to the Prime Rate minus 0.5% (the “Revolving Prime Rate Loans”), or (ii) the Adjusted Eurodollar Rate plus 2.0% (the “Revolving Eurodollar Loans”, and collectively with the Revolving Prime Rate Loans, the “Revolving Credit Loans”).  Interest on the Revolving  Prime Rate Loans is payable on a monthly basis, while interest on the Revolving Eurodollar Loans is payable in accordance with the terms of the applicable Revolving Eurodollar Loan, as provided in the Amended Loan Agreement.  As of March 31, 2005, no amount was outstanding under any Revolving Credit Loan.  The Revolving Credit Note is due and payable in full on or before March 31, 2007.  Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without penalty, subject to certain limitations.

The Amended Loan Agreement also required the Borrowers to pay to the Lender a facility fee in the amount of $141,250 on March 31, 2005.  In addition, the Borrowers must pay to the Lender, in quarterly installments, a fee equal to 0.5% per annum of the unused portion of the Revolving Credit Note (the “Commitment Fee”) for the period beginning March 31, 2005 and ending December 31, 2005 or upon the cancellation of the Revolving Credit Note, if sooner.

In the event that Octagon receives payments in excess of $500,000 pursuant to the indemnification provisions of the Stock Purchase Agreement with respect to (a) the failure of Managed Care Holdings to deliver good title to the shares purchased or the other assets transferred pursuant to the Stock Purchase Agreement or (b) Caronia’s failure to own and have good title to any asset free and clear of all encumbrances, Octagon must pay such amount to the Lender as a prepayment of the Term Loan within one day after receipt thereof.  In addition, subject to certain limitations, the Borrowers must make mandatory prepayments of the unpaid principal of any of the loans under the Amended Loan Agreement in an amount equal to the Excess Cash Flow (as defined in the Amended Loan Agreement) for each fiscal year.

Overdue principal, and to the extent permitted by law, overdue interest, on the Term Note or the Revolving Credit Note, will bear interest at the applicable rate plus 3%.

Upon the occurrence of an Event of Default (as defined in the Amended Loan Agreement) relating to the bankruptcy or insolvency of a Borrower, the unpaid balance of the principal and interest accrued on the Term Note and the Revolving Credit Note, the Commitment Fee, and all other obligations of the Borrowers under the loan documents will become immediately due and payable without any action of the Lender.  Upon the occurrence of any other Event of Default, the Lender may, by written notice to the Borrowers, declare the unpaid balance of the principal and interest accrued on the Term Note and the Revolving Credit Note, the Commitment Fee, and all other obligations of the Borrowers under the loan documents immediately due and payable without any further action.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

In accordance with paragraph (a)(4) of Item 9.01, the financial statements required in connection with the acquisition described above are not included in this initial report and will be filed by amendment within 75 days after March 31, 2005 or otherwise as soon as practicable.

(b)           Pro Forma Financial Information.

In accordance with paragraphs (a)(4) and (b)(2) of Item 9.01, the historical financial statements required in connection with the acquisition described above are not included in this initial report and will be filed by amendment within 75 days after March 31, 2005 or otherwise as soon as practicable.

(c)           Exhibits.

99.1         Press Release of Security Capital Corporation, dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 6, 2005

SECURITY CAPITAL CORPORATION

		By:	/s/ William R. Schlueter
			Name:	William R. Schlueter
			Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated March 31, 2005.